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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (Nos. 333-147570 and 333-149806) on Form S-8 and Registration Statements (Nos. 333-147569 and 333-147758) on Form S-3 of InfoLogix, Inc. of our report dated April 15, 2009, relating to our audits of the consolidated financial statements, and the financial statement schedule, which appear in this Annual Report on Form 10-K of InfoLogix, Inc. for the year ended December 31, 2008.

/s/ MCGLADREY & PULLEN LLP

Blue Bell, Pennsylvania
April 15, 2009

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  Exhibit 23.1